UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 20, 2013

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2013, Penns Woods Bancorp, Inc. (the “Company”) announced that Robert J. Glunk has been appointed President of Luzerne Bank, a wholly-owned banking subsidiary of the Company, effective October 1, 2013.  Prior to his appointment as President of Luzerne Bank, Mr. Glunk served as Senior Vice President/Chief Operating Officer of Jersey Shore State Bank, also a wholly owned banking subsidiary of the Company.  The biographical information regarding Mr. Glunk required by Items 401 (b) and (e) of Regulation S-K was disclosed in the proxy statement for the Company’s 2013 annual meeting of shareholders included in the Company’s Registration on Form S-4 (No. 333-186385) and such information is incorporated by reference herein.  There are no arrangements or understandings between Mr. Glunk and any other person pursuant to which Mr. Glunk was appointed to the position of President of Luzerne Bank.  There have been no transactions between Mr. Glunk and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Glunk is a party to an employment agreement with the Company, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

A copy of the Company’s press release, dated September 20, 2013, relating to Mr. Glunk’s appointment as President of Luzerne Bank is attached hereto as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibits are filed herewith:

99.1.                     Press release, dated September 20, 2013, of Penns Woods Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: September 20, 2013

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer